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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
WorldCorp,Inc.:


We consent to the incorporation by reference in the registration statement on Form S-4 (No. 333-19481) of WorldCorp, Inc. of our report dated February 14, 1997, relating to the consolidated balance sheets of WorldCorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in common stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which report appears in the December 31, 1996 annual report on Form 10-K of WorldCorp, Inc., incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG PEAT MARWICK LLP


                                             KPMG PEAT MARWICK LLP


Washington, D.C.
May 7, 1997